UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2013

BIOVEST INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	00-11480	41-1412084
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

300 South Hyde Park Avenue, Suite 210
Tampa, FL 33606
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 5.02 concerning the entry by Biovest International, Inc. (the “Company”) into the Employment Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)

Effective December 1, 2013, the Company hired Robert Farrell as Chief Financial Officer of the Company.  Prior to Mr. Farrell’s hiring, Brian Bottjer had been serving as acting Chief Financial Officer and Controller of the Company.  Mr. Bottjer will continue to serve as Controller of the Company.

Before Mr. Farrell’s appointment as Chief Financial Officer of the Company, he served as Chief Financial Officer of Sanovas, Inc., a medical device company from 2012 to 2013.  Prior to that, Mr. Farrell was employed by Titan Pharmaceuticals, Inc., a diversified public biotechnology company, where he served as President and Chief Executive Officer from 2008 to 2010 and as Executive Vice President and Chief Financial Officer from 1996 to 2008.  From 1990 to 1996, Mr. Farrell served as Corporate Group Vice President and Chief Financial Officer of Fresenius USA.  From 1982 to 1990 Mr. Farrell was employed by Genstar Corporation, serving as Vice President of Marketing within Genstar’s Financial Services Division from 1982 to 1989, and as President of TXL Securities from 1987 to 1990.  Mr. Farrell also served as Associate General Counsel of Brae Corporation from 1979 to 1982 and as an Associate Attorney for Crane & Hawkins from 1977 to 1979.  Mr. Farrell received a J.D. from University of California, Hastings College of Law and a Bachelor of Arts degree in Government and Economics with a Minor in Accounting from University of Notre Dame.  Mr. Farrell is a Member of the California Bar.  Mr. Farrell is 63.

(e)

Effective December 1, 2013, the Company and Mr. Farrell entered into an Employment Agreement (the “Employment Agreement”) providing for Mr. Farrell’s employment as Chief Financial Officer of the Company for a term of one year with a base salary of $250,000 per year.  Mr. Farrell’s base salary may be adjusted from time to time, in accordance with other employees or executives, in the discretion of the Company’s Board of Directors (the “Board”) or the Compensation Committee thereof (the “Compensation Committee”).  Mr. Farrell will also be entitled to a bonus in an amount equal to 50% of his base salary upon the closing of any debt or equity financing(s) resulting in aggregate gross proceeds to the Company in an amount equal to or greater than $5 million.  Mr. Farrell will also be considered for a bonus from time to time in the normal course as determined in the discretion of the Board and the Compensation Committee, based on revenue, budget and profitability targets established from time to time by the Board.  In addition, Mr. Farrell will be granted options to purchase 750,000 shares of Common Stock of the Company (the “Options”).  The exercise price for the Options will be $1.00 per share, provided that, if by December 31, 2015, all or substantially all of the assets of the Company are sold or BiovaxID™  is sold, the exercise price will be reduced to $0.64 per share.  The Options will vest one-third on the one-year anniversary of the grant date, one-third on the two-year anniversary of the grant date, and the remaining one-third on the three-year anniversary of the grant date.  The Options shall have a six-year term.  Upon the sale of the vaccine business, instruments business or substantially all of the assets of the Company, any unvested portion of the Options shall fully vest.  For a period of six months, commencing on January 1, 2014, Mr. Farrell will be granted a monthly housing and relocation allowance of $2,500, payable on the first day of each of six consecutive months.  In addition, the Employment Agreement provides for the reimbursement of travel expenses and normal business expenses, in accordance with Company policy, and Mr. Farrell’s participation in the Company’s vacation, benefit and health plans otherwise available to employees of the Company.  The Company has also agreed to indemnify and hold Mr. Farrell harmless from all claims, actions, losses or damages, including but not limited to attorney’s fees, arising directly or indirectly from or relating to his actions or services under the Employment Agreement, including but not limited to his actions or services as an attorney.  In the event that Mr. Farrell is terminated by the Company other than “for cause” (as defined in the Employment Agreement), he will receive a termination payment in an amount equal to one-half of his base salary, paid in cash in monthly increments over the remaining time of the term of his employment.   Mr. Farrell also entered into a Covenant Not to Compete, an Employee Inventions Agreement, and a Confidentiality Agreement, each in the form attached as an exhibit to the Employment Agreement.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated December 1, 2013, between Biovest International, Inc. and Robert Farrell

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Carlos F. Santos
Name:	Carlos F. Santos, Ph.D.
Title:	Chief Executive Officer

Date:  December 5, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated December 1, 2013, between Biovest International, Inc. and Robert Farrell.